CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 26, 2024

Appendix A

Fund Name	Report Date
Columbia Large Cap Growth Fund	9/21/2023
Columbia Oregon Intermediate Municipal Bond Fund	9/21/2023
Columbia Tax-Exempt Fund	9/21/2023
Columbia Balanced Fund	10/23/2023
Columbia Contrarian Core Fund	10/23/2023
Columbia Emerging Markets Fund	10/23/2023
Columbia Global Technology Growth Fund	10/23/2023
Columbia International Dividend Income Fund	10/23/2023
Columbia Select Mid Cap Growth Fund	10/23/2023
Columbia Small Cap Growth Fund	10/23/2023
Columbia Strategic Income Fund	10/23/2023
Columbia Intermediate Duration Municipal Bond Fund	12/20/2023